Exhibit 99.1

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer Jill Baker, Vice President of Investor Relations +1-781-434-4118
PAREXEL ISSUES UPDATED FINANCIAL AND OPERATIONAL INFORMATION
•	Increases financial guidance for second quarter and Fiscal Year 2010

•	Clarifies amount and timing of restructuring charge

•	Reports expected Q2 FY 2010 book-to-bill ratio of approximately 1.25

•	Issues Calendar Year 2010 guidance
Boston, MA, January 11, 2010 — PAREXEL International Corporation (NASDAQ: PRXL) today raised its financial guidance expectations for the second quarter of Fiscal Year 2010 ended December 31, 2009, and for the full Fiscal Year 2010 ending June 30, 2010. The Company’s updated financial guidance takes into account the projected impact from second quarter new business wins and cancellations, revised expectations for the amount and timing of a previously announced restructuring charge, and the impact of recent foreign exchange rates.
PAREXEL is in the process of consolidating its financial results for the second quarter ended December 31, 2009, and now expects to report consolidated service revenue in the range of $280 to $285 million, and earnings per diluted share under Generally Accepted Accounting Principles (GAAP), in the range of $0.06 to $0.08. The Company’s adjusted guidance for earnings per diluted share is a range of $0.21 to $0.23 for the second quarter. Adjusted earnings exclude the impact of restructuring and related charges, of which approximately $15 million, or $0.15 per share, is expected to be recognized in the second quarter. (Previously issued guidance for the second quarter was for service revenue in the range of $275 to $280 million, a GAAP loss per diluted share in the range of $0.09 to $0.11, and adjusted earnings per diluted share, excluding restructuring and related charges, of $0.19 to $0.21). These are preliminary estimates only, as the Company has not yet finalized its financial reporting for the second quarter ended December 31, 2009.
The Company’s expectations are that the previously announced restructuring and related charges will continue to be in the $30 million range in total, with approximately $15 million of the charge being recorded in the second quarter, and the remainder to be recorded in the second half of Fiscal Year 2010. The timing of the restructuring and related charges has been pushed out as a result of delays associated with local labor law compliance requirements.
For Fiscal Year 2010, consolidated service revenue is now expected to be in the range of $1.115 to $1.145 billion (previously issued revenue guidance was $1.105 to $1.125 billion). GAAP earnings per diluted share for Fiscal Year 2010 are now projected to be in the range of $0.60 and $0.70, and adjusted earnings per diluted share (excluding the previously mentioned restructuring and related charges) are expected to be in the range of $0.90 to $1.00 (previously issued GAAP diluted earnings per share guidance was $0.57 to $0.67, and adjusted diluted earnings per share was $0.87 to $0.97).
The Company expects to report a net book-to-bill ratio in the range of 1.25 for new business authorizations in the December 2009 quarter (net book-to-bill is defined as gross new business wins, less cancellations, divided by consolidated service revenue).

For Calendar Year 2010, consolidated service revenue is expected to be in the range of $1.170 to $1.215 billion, and GAAP earnings per diluted share are projected to be in the range of $0.85 to $1.00. Adjusted earnings per diluted share, (excluding the previously mentioned restructuring and related charges) are projected to be in the range of $1.00 to $1.15.
PAREXEL plans to report financial results for the second quarter on January 25, 2010, and to host a conference call regarding the results on January 26, 2010.
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the Company includes certain non-GAAP financial measures in this press release. The Company believes that these non-GAAP financial measures assist investors and others in comparing the Company’s results to previous periods and forecasted guidance because such measures exclude items that are outside of the Company’s normal operations. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for assessing the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP.
About the Company
PAREXEL International Corporation is a leading global bio/pharmaceutical services organization, providing a broad range of knowledge-based contract research, medical communications and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. Perceptive Informatics, Inc., a subsidiary of PAREXEL, provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL operates in 70 locations throughout 52 countries around the world, and has over 9,130 employees. For more information about PAREXEL International visit www.PAREXEL.com.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the second quarter of Fiscal Year 2010, Fiscal Year 2010, and Calendar Year 2010. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent and anticipated restructurings, including the anticipated restructuring and related charges of approximately

$30 million in Fiscal Year 2010; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business, including, but not limited to, the successful business integration and anticipated synergy achievements in connection with the ClinPhone acquisition; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 as filed with the SEC on November 6, 2009 which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.